UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2013

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2013, Enstar Group Limited entered into definitive agreements with Arden Holdings Limited under which Enstar will acquire Atrium Underwriting Group Limited and Arden Reinsurance Company Limited. Atrium is an underwriting business at Lloyd’s of London, which manages Syndicate 609 and provides approximately one quarter of the syndicate’s capital. Atrium specializes in accident and health, aviation, marine property, non-marine property, professional liability, property and casualty binding authorities, reinsurance, upstream energy, war and terrorism insurance, cargo and fine art. Arden Reinsurance is a Bermuda-based reinsurance company that provides reinsurance to Atrium and is currently in the process of running off certain other discontinued businesses.

The purchase price for Atrium will be approximately $183.0 million and the purchase price for Arden Reinsurance will be approximately $79.6 million. Completion of each transaction is conditioned on, among other things, governmental and regulatory approvals and satisfaction of various customary closing conditions. The two transactions are governed by separate purchase agreements and the acquisition of each company is not conditioned on the acquisition of the other. Both transactions are expected to close by the end of the fourth quarter of 2013.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transactions on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. The foregoing list of important factors is not exhaustive. Other important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2012, and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED

Date: June 7, 2013	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer